Filed Pursuant to Rule 424(b)(2)
                                 Registrant No. 333-132747

                                 Subject to completion: PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)
                                 Preliminary Prospectus Supplement dated October 4, 2006

Relative Performance Securities

UBS AG $__ NOTES LINKED TO THE RELATIVE PERFORMANCE OF THE S&P 500(R) HEALTH CARE INDEX AND THE S&P 500(R) CONSUMER DISCRETIONARY INDEX DUE ON OR ABOUT APRIL 30, 2008

Issuer (Booking Branch):         UBS AG

Maturity Date:                   We currently expect that the Notes will mature
                                 on or about April 30, 2008, to be determined on or about October 25, 2006 (the "trade date").

Term:                            18 Months

Coupon: We will not pay you interest during the term of the Notes.

Underlying Indices:              The return on the Notes is linked to the
                                 relative performance of the S&P 500(R) Health
                                 Care Index (the "Long Index") and the S&P
                                 500(R) Consumer Discretionary Index (the "Short
                                 Index"). The Long Index and the Short Index are together referred to as the "Indexes".

Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of the Notes based on the comparative performance of the Long Index and the Short Index during the term of the Notes.
                                       o  If the Long Index Return is greater
                                          than the Short Index Return, you will
                                          receive: $10 + ($10 x Participation
                                          Rate x Relative Performance Amount).
                                       o  If the Long Index Return and Short
                                          Index Return are equal, you will
                                          receive $10 per Note.
                                       o  If the Short Index Return is greater
                                          than the Long Index Return, you will
                                          receive: $10 + ($10 x Relative
                                          Performance Amount). Because the
                                          Relative Performance Amount will be
                                          negative, you will receive less than
                                          $10 per Note (but in no event will you
                                          lose more than your principal).

                                 For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-21.

                                 YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

                                 You will lose some or all of your investment if the Relative Performance Amount is negative, and the Notes do not guarantee any return of principal at maturity.

                                 YOU ARE NOT INVESTING IN A BASKET OF THE
                                 INDEXES

                                 Your return will be based on the performance of the Indexes relative to each other, not the absolute performance of the Indexes. Therefore, your return may be less than the absolute return on the Indexes, and may be negative even if the performance of the Indexes is positive.

Participation Rate:              137% to 152%, to be determined on the trade
                                 date

Relative Performance Amount:     Long Index Return - Short Index Return

Index Return for each Index:     Index Ending Level - Index Starting Level
(the "Long Index Return"         -----------------------------------------
and the "Short Index Return")               Index Starting Level

Index Starting Level:            The closing level of each respective Index on
                                 or about October 25, 2006 (the "trade date").

Index Ending Level:              The closing level of each respective Index on
                                 or about April 24, 2008 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    [__]

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ................    100%             1.75%            98.25%
Total ...................

UBS INVESTMENT BANK           UBS FINANCIAL SERVICES INC.     [LOGO OMITTED] UBS
Prospectus Supplement dated October __, 2006

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE RELATIVE PERFORMANCE SECURITIES?

The Relative Performance Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the comparative performance of the S&P 500(R) Health Care Index (the "Long Index") and the S&P 500(R) Consumer Discretionary Index (the "Short Index").

The S&P 500 Health Care Index (Symbol: "S5HLTH") is a capitalization-weighted index that encompasses two main industry groups. The first includes companies who manufacture health care equipment and supplies or provide health care related services, including distributors of health care products, providers of basic health-care services, and owners and operators of health care facilities and organizations. The second group consists of companies primarily involved in the research, development, production and marketing of pharmaceuticals and biotechnology products.

The S&P 500 Consumer Discretionary Index (Symbol: "S5COND") is a capitalization-weighted index that encompasses industries that tend to be the most sensitive to economic cycles. Its manufacturing segment includes automotive, household durable goods, textiles and apparel and leisure equipment, while the services segment includes hotels, restaurants and other leisure facilities, media production and services, and consumer retailing and services.

You will receive a cash payment at maturity that is based on the comparative performance of the Long Index and the Short Index during the term of the Notes.

     o If the Long Index Return is greater than the Short Index Return (I.E., if the Relative Performance Amount is positive), you will receive an amount per Note calculated as follows: $10 + ($10 x Participation Rate x Relative Performance Amount).

     o If the Long Index Return and Short Index Return are equal, you will receive $10 per Note.

     o If the Short Index Return is greater than the Long Index (I.E., if the Relative Performance Amount is negative), you will receive an amount per Note calculated as follows: $10 + ($10 x Relative Performance Amount). Because the Relative Performance Amount will be negative, you will receive less than $10 per Note (but in no event will you lose more than your principal).

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes-Payment at Maturity" on page S-21.

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE LONG INDEX DOES NOT OUTPERFORM THE SHORT INDEX. To achieve a positive return on your Notes at maturity, the Long Index must outperform the Short Index. We will not pay you interest during the term of the Notes.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the potential to enhance returns by multiplying any Relative Performance Amount by a percentage expected to be between 137% and 152% (to be determined on the trade date).

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-7.

> YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL IF THE RELATIVE PERFORMANCE AMOUNT IS NEGATIVE--The return on the Notes is solely dependent on the Relative Performance Amount, which is based solely on the Long Index Return and the Short Index Return. The absolute performance levels of the Indexes are irrelevant to the return on the Notes. Consequently, the Notes do not guarantee any return of principal at maturity, and you will not realize a positive return on your investment in the Notes, unless the Relative Performance Amount is positive. A negative Relative Performance Amount will result in the loss of some or all of your investment. A negative Relative Performance Amount will result any time that the Short Index Return exceeds the Long Index Return, even if each of the Long Index Return and Short Index Return are positive amounts.

> THE NOTES DO NOT REPRESENT AN INVESTMENT IN A BASKET OF THE INDEXES--The Notes do NOT represent an investment in a basket of the Indexes. The Relative Performance Amount will be negative, and you will lose some or all of your principal, if the Short Index Return exceeds the Long Index Return, regardless of the performance of each of the Indexes in absolute terms. The benefit to you of any increase in the level of the Long Index may be offset or negated entirely by increases in the level of the Short Index. You will not benefit from any increase in the level of the Short Index, regardless of the performance of the Long Index, and even a decline in the level of the Short Index may not benefit you unless the Long Index declines by a lesser amount, because the return on the Notes is solely dependent on the relative performance of the Indexes.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in each Index (the "Index Constituent Stocks").

> NO LISTING--The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are comfortable making an investment based upon relative rather than absolute Index performance.

> You believe that the Long Index will outperform the Short Index over the term of the Notes.

>    You are willing to hold the Notes to maturity.

> You are willing to be exposed to the risk of loss of some or all of your investment.

>    You do not seek current income from this investment.

> Your are willing to invest in the Notes based on the range indicated for the participation rate (to be determined on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are not comfortable making an investment based upon relative rather than absolute performance.

>    You seek current income from your investment.

> You are unwilling to be exposed to the risk of loss of some or all of your investment.

> You believe that the Short Index will outperform the Long Index over the term of the Notes.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid derivative contract relating to the Long Index and the Short Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-28.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE LONG INDEX RETURN AND THE SHORT INDEX RETURN.

     The Index Return for each index, which may be positive or negative, is the difference between the closing level of the index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the index on the trade date, calculated as follows:

                           Index Ending Level - Index Starting Level
            Index Return = -----------------------------------------
                                     Index Starting Level

     The Index Starting Level is [__] for the Long Index and [__] for the Short Index, the closing level of the respective Index on the trade date, and the Index Ending Level is the closing level of the respective Index on the final valuation date.

STEP 2: CALCULATE THE RELATIVE PERFORMANCE AMOUNT.

     The Relative Performance Amount, which may be positive or negative, is determined by the following formula:

     Long Index Return - Short Index Return

STEP 3: CALCULATE THE CASH PAYMENT AT MATURITY.

     o If the Long Index Return is greater than the Short Index Return, you will receive an amount per Note calculated as follows:

         $10 + ($10 x Participation Rate x Relative Performance Amount).

     o If the Long Index Return and Short Index Return are equal, you will receive $10 per Note.

     o If the Short Index Return is greater than the Long Index Return, you will receive an amount per Note calculated as follows (because the Relative Performance Amount will be negative, you will receive less than $10 per Note, but in no event will you lose more than your principal):

                   $10 + ($10 x Relative Performance Amount).

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Long Index Starting Level:                        330
Short Index Starting Level:                       350
Participation Rate:                               145% (indicative, to be
                                                  determined on the trade date)
Principal amount per Note:                        $10.00

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE LONG INDEX CLOSES AT 396, WHICH IS 20% ABOVE THE STARTING LEVEL OF 330 AND THE SHORT INDEX CLOSES AT 332.50, WHICH IS 5% BELOW THE STARTING LEVEL OF 350.

      o  $10.00 + ($10.00 x Participation Rate x Relative Performance Amount)

      o  $10.00 +  $10.00 x 145% x (20% - (-5%)

      o  $10.00 +  $10.00 x 145% x 25%

      o  $13.625

SINCE THE RELATIVE PERFORMANCE AMOUNT IS POSITIVE, AT MATURITY INVESTORS WILL RECEIVE A CASH PAYMENT OF $13.625 PER $10 PRINCIPAL AMOUNT OF NOTES (36.25% TOTAL RETURN ON NOTES)

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE LONG INDEX CLOSES AT 396, WHICH IS 20% ABOVE THE STARTING LEVEL OF 330 AND THE SHORT INDEX CLOSES AT 420, WHICH IS 20% ABOVE THE STARTING LEVEL OF 350.

      o  $10.00 + ($10.00 x Participation Rate x Relative Performance Amount)

      o  $10.00 +  $10.00 x (20% - 20%)

      o  $10.00

SINCE THE RELATIVE PERFORMANCE AMOUNT IS 0, AT MATURITY INVESTORS WILL RECEIVE A CASH PAYMENT OF $10.00 PER $10 PRINCIPAL AMOUNT OF NOTES (0% TOTAL RETURN ON NOTES)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE LONG INDEX CLOSES AT 363, WHICH IS 10% ABOVE THE STARTING LEVEL OF 330 AND THE SHORT INDEX CLOSES AT 420, WHICH IS 20% ABOVE THE STARTING LEVEL OF 350.

      o  $10.00 + ($10.00 x Relative Performance Amount)

      o  $10.00 +  $10.00 x (10% - 20%)

      o  $9.00

SINCE THE RELATIVE PERFORMANCE AMOUNT IS NEGATIVE, AT MATURITY INVESTORS WILL RECEIVE A CASH PAYMENT OF $9.00 PER $10 PRINCIPAL AMOUNT OF NOTES (-10% TOTAL RETURN ON THE NOTES)

EXAMPLE 4--ON THE FINAL VALUATION DATE, THE LONG INDEX CLOSES AT 247.50, WHICH IS 25% BELOW THE STARTING LEVEL OF 330 AND THE SHORT INDEX CLOSES AT 420, WHICH IS 20% ABOVE THE STARTING LEVEL OF 350.

      o  $10.00 + ($10.00 x Relative Performance Amount)

      o  $10.00 +  $10.00 x (-25% - 20%)

      o  $10.00 +  $10.00 x -45%

      o  $5.50

SINCE THE RELATIVE PERFORMANCE AMOUNT IS NEGATIVE, AT MATURITY INVESTORS WILL RECEIVE A CASH PAYMENT OF $5.50 PER $10 PRINCIPAL AMOUNT OF NOTES (-45% TOTAL RETURN ON THE NOTES)

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes, illustrating the relationship of the Relative Performance Amount relative to the return on the Notes.

          ASSUMPTIONS:

          Principal Amount:                 $10
          Term:                             18 Months
          Participation Rate:               In the following examples, if the
                                            Long Index Return is greater than
                                            the Short Index the Participation
                                            Rate will equal 145% (the actual
                                            Participation Rate will be set on
                                            the trade date). If the Long Index
                                            Return is not greater than the Short
                                            Index Return, the Participation Rate
                                            will equal 1.


            --------------------          --------------------------------------
                                                PERFORMANCE OF THE NOTES
                                          --------------------------------------
                 RELATIVE                      NOTES
                PERFORMANCE                   PAYMENT            NOTES
                  AMOUNT                    AT MATURITY         RETURN*
            --------------------          --------------------------------------
                   100.0%                     $24.50            145.0%
                    90.0%                     $23.05            130.5%
                    80.0%                     $21.60            116.0%
                    60.0%                     $18.70             87.0%
                    40.0%                     $15.80             58.0%
                    20.0%                     $12.90             29.0%
                    10.0%                     $11.45             14.5%
            --------------------          --------------------------------------
                     0.0%                     $10.00              0.0%
            --------------------          --------------------------------------
                    -5.0%                      $9.50             -5.0%
                   -10.0%                      $9.00            -10.0%
                   -20.0%                      $8.00            -20.0%
                   -30.0%                      $7.00            -30.0%
                   -40.0%                      $6.00            -40.0%
                   -50.0%                      $5.00            -50.0%
                   -80.0%                      $2.00            -80.0%
                  -100.0%                      $0.00           -100.0%
            --------------------          --------------------------------------

* Values have been rounded for ease of analysis

                               [GRAPHIC OMITTTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the comparative performance of the Long Index and the Short Index. This section describes the most significant risks relating to the Notes. A negative Relative Performance Amount will reduce your cash payment at maturity below your principal. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE RELATIVE PERFORMANCE AMOUNT IS NEGATIVE DURING THE TERM OF THE NOTES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL IF THE RELATIVE PERFORMANCE AMOUNT IS NEGATIVE

The return on the Notes is solely dependent on the Relative Performance Amount, which is based solely on the Long Index Return and the Short Index Return. The absolute performance levels of the Indexes are irrelevant to the return on the Notes. Consequently, the Notes do not guarantee any return of principal at maturity, and you will not realize a positive return on your investment in the Notes, unless the Relative Performance Amount is positive. A negative Relative Performance Amount will result in the loss of some or all of your investment. A negative Relative Performance Amount will result any time that the Short Index Return exceeds the Long Index Return, even if each of the Long Index Return and Short Index Return are positive amounts.

THE NOTES DO NOT REPRESENT AN INVESTMENT IN A BASKET OF THE INDEXES

The Notes do NOT represent an investment in a basket of the Indexes. The Relative Performance Amount will be negative, and you will lose some or all of your principal, if the Short Index Return exceeds the Long Index Return, regardless of the performance of each of the Indexes in absolute terms. The benefit to you of any increase in the level of the Long Index may be offset or negated entirely by increases in the level of the Short Index. You will not benefit from any increase in the level of the Short Index, regardless of the performance of the Long Index, and even a decline in the level of the Short Index may not benefit you unless the Long Index declines by a lesser amount, because the return on the Notes is solely dependent on the relative performance of the Indexes.

See "What are the steps to calculate payment at maturity?" on page S-3.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OF EITHER THE LONG INDEX OR THE SHORT INDEX OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF EITHER THE LONG INDEX OR THE SHORT INDEX.

The return on your Notes will not reflect the return you would realize if you actually owned the constituent stocks of the Long Index or the Short Index or a security directly linked to the performance of either index and held such investment for a similar period because the level of each Index is calculated in part by reference to the prices of the respective Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Long Index and the Short Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

RISK FACTORS
--------------------------------------------------------------------------------

> the volatility of the Long Index and the Short Index (I.E., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Indexes;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Indexes, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of each Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES-SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES THAT AFFECT THE LONG INDEX AND THE SHORT INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies concerning the calculation of the Long Index and the Short Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the indices, could affect the indices and, therefore, could affect the amount

RISK FACTORS
--------------------------------------------------------------------------------

payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if these policies are changed, for example by changing the manner in which the Index is calculated, or if calculation or publication of the indices is suspended or discontinued, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if an Index Ending Level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent-which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index Ending Level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH STANDARD &POOR'S AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with Standard &Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") in any way (except for licensing arrangements discussed below in "The Indexes") on page S-12 and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Long Index or the Short Index. If S&P discontinues or suspends the calculation of the Long Index or the Short Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index to either the Long Index or the Short Index selected in its sole discretion. If the calculation agent determines in its sole discretion that no comparable successor index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-22 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-24. S&P is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about S&P and the Indexes in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about S&P or the Indexes contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into S&P and the Indexes.

HISTORICAL PERFORMANCE OF THE INDEXES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEXES DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of each Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of each Index. Accordingly, the historical performance of each Index should not be taken as an indication of the future performance of that Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR INDEXES MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-26, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Indexes, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the

RISK FACTORS
--------------------------------------------------------------------------------

Indexes, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of each Index or each Index Constituent Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Index Constituent Stocks and/or the level of the Indexes, and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Indexes on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Stocks and/or the level of the Indexes and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Indexes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Indexes and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEXES OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Indexes.

RISK FACTORS
--------------------------------------------------------------------------------

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-28, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on each Index Constituent Stock. As a holder of the Notes, you will not have voting rights or any other rights that holders of each Index Constituent Stock may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index Ending Level for either Index may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of that Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index Ending Level for either Index on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level for either Index will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-22.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-25. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or an Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The Indexes

We have derived all information regarding the S&P 500(R) Health Care Index and the S&P 500(R) Consumer Discretionary Index contained in this prospectus supplement, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Indexes, and may discontinue publication of the Indexes.

INDEX CALCULATION

In 1999, S&P and MSCI Barra ("MSCI") jointly developed the Global Industry Classification Standard ("GICS") for categorizing companies into sectors and industries, thereby enabling asset owners, asset managers and investment research specialists to make seamless comparisons across indices by industry, by region, and globally. Together, S&P and MSCI assign a company to a single GICS sub-industry according to the definition of its principal business activity as determined by the two companies. Revenues are a significant factor in determining principal business activity; however, earnings and market perception are also important criteria for classification. If a company's subsidiary files separate financials to its reporting government agency, that subsidiary will be considered a separate entity and classified independently under the GICS methodology. Equity securities or issues directly linked to a company will have the same classification as the company.

All companies in the Standard & Poor's global family of indices have been classified according to the GICS structure. Standard & Poor's indices and sub-indices are designed to reflect the sectoral composition of the broad markets they represent. Many of the broad S&P indices are broken down into sector- and/or industry-level indices to provide performance measurements across these markets. The sector weights of an S&P index provide the financial community with a useful benchmark of sectors representation within that market. Constituent companies are reviewed annually, at minimum, and are under constant surveillance for corporate actions. A GICS code will change whenever a major corporate action redefines a company's primary line of business. S&P and MSCI review the GICS structure on an annual basis to ensure that it continues to accurately represent the global equity markets.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P 500 Health Care Index and the S&P 500 Consumer Discretionary Index, in connection with securities, including the Notes. The S&P 500 Health Care Index and the S&P 500 Consumer Discretionary Index are owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

S&P is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the names "S&P 500(R) Health Care Index" and "S&P 500(R) Consumer Discretionary Index" may be changed at the discretion of S&P. No inference should be drawn from the information contained in this prospectus supplement that S&P makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the S&P 500 Health Care Index or the S&P 500 Consumer Discretionary Index to track general stock market performance. S&P has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the S&P 500 Health Care Index or the S&P 500 Consumer Discretionary Index. S&P is not

THE INDEXES
--------------------------------------------------------------------------------

responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the S&P 500 Health Care Index and the S&P 500 Consumer Discretionary Index in connection with the Notes have been consented to by S&P.

S&P disclaims all responsibility for any inaccuracies in the data on which the S&P 500 Health Care Index or the S&P 500 Consumer Discretionary Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the S&P 500 Health Care Index or the S&P 500 Consumer Discretionary Index.

THE S&P 500(R) HEALTH CARE INDEX

The S&P 500 Health Care Index (Symbol: "S5HLTH") is a capitalization-weighted index that encompasses two main industry groups. The first includes companies who manufacture health care equipment and supplies or provide health care related services, including distributors of health care products, providers of basic health-care services, and owners and operators of health care facilities and organizations. The second group consists of companies primarily involved in the research, development, production and marketing of pharmaceuticals and biotechnology products.

Set forth below is a list of the securities comprising the S&P 500 Health Care Index as of October 3, 2006, together with their respective symbols, exchange and weightings:

 COMPANY NAME                                 SYMBOL           % WEIGHTING               SECTOR
--------------------------------------------------------------------------------------------------------
 Pfizer Inc.                                  PFE                13.62%           Consumer, Non-cyclical
 Johnson & Johnson                            JNJ                12.60%           Consumer, Non-cyclical
 Merck & Co., Inc.                            MRK                 6.01%           Consumer, Non-cyclical
 Amgen Inc.                                   AMGN                5.49%           Consumer, Non-cyclical
 Abbott Laboratories                          ABT                 4.78%           Consumer, Non-cyclical
 Wyeth                                        WYE                 4.51%           Consumer, Non-cyclical
 Unitedhealth Group Incorporated              UNH                 4.39%           Consumer, Non-cyclical
 Eli Lilly and Company                        LLY                 3.67%           Consumer, Non-cyclical
 Medtronic, Inc.                              MDT                 3.57%           Consumer, Non-cyclical
 Bristol-Myers Squibb Company                 BMY                 3.21%           Consumer, Non-cyclical
 Wellpoint, Inc.                              WLP                 3.15%           Consumer, Non-cyclical
 Schering-Plough Corporation                  SGP                 2.14%           Consumer, Non-cyclical
 Baxter International Inc.                    BAX                 1.94%           Consumer, Non-cyclical
 Gilead Sciences, Inc.                        GILD                1.87%           Consumer, Non-cyclical
 Cardinal Health, Inc.                        CAH                 1.76%           Consumer, Non-cyclical
 Caremark Rx, Inc.                            CMX                 1.55%           Consumer, Non-cyclical
 Aetna Inc.                                   AET                 1.44%           Consumer, Non-cyclical
 HCA Inc.                                     HCA                 1.40%           Consumer, Non-cyclical
 Genzyme Corporation                          GENZ                1.16%           Consumer, Non-cyclical
 Medco Health Solutions, Inc.                 MHS                 1.16%           Consumer, Non-cyclical
 Boston Scientific Corporation                BSX                 1.14%           Consumer, Non-cyclical
 Becton, Dickinson and Company                BDX                 1.14%           Consumer, Non-cyclical
 Allergan, Inc.                               AGN                 1.11%           Consumer, Non-cyclical
 Zimmer Holdings, Inc.                        ZMH                 1.09%           Consumer, Non-cyclical
 Forest Laboratories, Inc.                    FRX                 1.06%           Consumer, Non-cyclical
 Mckesson Corporation                         MCK                 1.06%           Consumer, Non-cyclical
 Biogen Idec Inc.                             BIIB                1.01%           Consumer, Non-cyclical
 Stryker Corporation                          SYK                 0.97%           Consumer, Non-cyclical

THE INDEXES
--------------------------------------------------------------------------------

 COMPANY NAME                                 SYMBOL           % WEIGHTING                  SECTOR
--------------------------------------------------------------------------------------------------------
 St. Jude Medical, Inc.                       STJ                 0.85%           Consumer, Non-cyclical
 Cigna Corporation                            CI                  0.84%           Financial
 Humana Inc.                                  HUM                 0.73%           Consumer, Non-cyclical
 Express Scripts, Inc.                        ESRX                0.69%           Consumer, Non-cyclical
 Fisher Scientific International Inc.         FSH                 0.64%           Industrial
 Amerisourcebergen Corporation                ABC                 0.60%           Consumer, Non-cyclical
 Laboratory Corporation of America Holdings   LH                  0.55%           Consumer, Non-cyclical
 Quest Diagnostics Incorporated               DGX                 0.53%           Consumer, Non-cyclical
 Biomet, Inc.                                 BMET                0.53%           Consumer, Non-cyclical
 Coventry Health Care, Inc.                   CVH                 0.53%           Consumer, Non-cyclical
 C.R. Bard, Inc.                              BCR                 0.51%           Consumer, Non-cyclical
 MedImmune, Inc.                              MEDI                0.46%           Consumer, Non-cyclical
 Thermo Electron Corporation                  TMO                 0.40%           Industrial
 Applera Corporation -- Applied
   Biosystems Group                           ABI                 0.39%           Industrial
 Hospira, Inc.                                HSP                 0.39%           Consumer, Non-cyclical
 Barr Pharmaceuticals, Inc.                   BRL                 0.36%           Consumer, Non-cyclical
 IMS Health Incorporated                      RX                  0.35%           Technology
 Health Management Associates, Inc.           HMA                 0.33%           Consumer, Non-cyclical
 Patterson Companies, Inc.                    PDCO                0.31%           Consumer, Non-cyclical
 Waters Corporation                           WAT                 0.30%           Industrial
 Mylan Laboratories Inc.                      MYL                 0.28%           Consumer, Non-cyclical
 King Pharmaceuticals, Inc.                   KG                  0.27%           Consumer, Non-cyclical
 Tenet Healthcare Corporation                 THC                 0.25%           Consumer, Non-cyclical
 Manor Care, Inc.                             HCR                 0.25%           Consumer, Non-cyclical
 Millipore Corporation                        MIL                 0.21%           Consumer, Non-cyclical
 Watson Pharmaceuticals, Inc.                 WPI                 0.18%           Consumer, Non-cyclical
 Bausch & Lomb Incorporated                   BOL                 0.17%           Consumer, Non-cyclical
 PerkinElmer, Inc.                            PKI                 0.16%           Industrial

THE INDEXES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) HEALTH CARE INDEX

Any historical upward or downward trend in the value of the S&P 500 Health Care Index during any period shown below is not an indication that the value of the S&P 500 Health Care Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the S&P 500 Health Care Index. UBS cannot make any assurance that the future performance of the S&P 500 Health Care Index or the constituent stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the S&P 500 Health Care Index on October 3, 2006 was 384.07. The actual Starting Level of the S&P 500 Health Care Index will be the closing level of the Index on the trade date.

The graph below illustrates the performance of the S&P 500 Health Care Index from September 29, 1989 through October 3, 2006.

         [The data below represent a line graph in the printed document]

           1989         68.33
                         68.8
                        72.05
                        72.56
                        67.78
                        65.86
                        68.07
                        68.25
                        77.01
                        80.36
                         82.8
                        76.37
                        73.37
                        74.54
                        81.41
                        82.82
           1991          85.7
                        93.56
                        98.02
                        97.44
                       101.18
                        96.91
                       104.52
                       107.26
                        105.5
                       110.65
                       107.22
                        124.4
                       115.58
                       113.76
                       107.93
                       107.36
                       107.33
                       102.15
                       108.43
                       104.45
                        98.74
                        101.3
                       103.89
                       101.91
           1993         93.65
                        86.83
                         87.4
                        89.06
                        90.87
                        87.49
                        80.75
                        83.78
                        82.83
                        87.37
                        89.29
                        90.72
                        91.05
                        85.42
                        80.42
                        82.94
                        87.72
                        85.11
                        86.18
                         95.9
                        97.69
                        98.67
                        99.37
                          100
           1995        106.37
                        107.6
                       110.58
                       113.34
                       115.94
                       120.74
                       126.33
                       125.82
                       136.66
                        140.3
                        146.9
                        154.5
                       162.88
                       160.08
                        159.9
                       156.79
                       162.91
                       165.77
                       157.55
                       163.16
                       176.32
                       177.56
                       192.12
                       183.49
           1997        203.28
                       205.85
                       191.72
                       207.26
                       219.55
                       239.79
                       244.24
                       224.58
                       237.29
                       239.44
                       249.52
                       259.92
                       277.79
                       292.68
                       303.08
                       310.02
                       303.47
                        325.2
                       326.46
                       289.47
                       323.23
                        334.5
                       354.59
                       369.84
           1999        368.27
                       371.27
                       379.77
                       354.26
                       343.73
                       359.21
                       339.18
                       350.18
                       321.55
                       356.87
                       358.92
                       326.78
                       345.91
                       309.58
                       326.26
                       351.91
                        370.9
                       401.68
                       378.92
                       380.82
                        399.7
                       414.08
                        431.2
                       442.92
           2001        406.43
                        406.9
                       376.44
                       386.44
                       390.42
                       372.25
                       391.95
                       377.34
                       382.79
                        380.6
                       398.56
                       385.59
                       381.95
                       382.58
                       383.14
                       359.14
                        351.7
                        319.2
                       312.25
                       315.56
                       295.07
                        312.4
                        320.3
                       308.58
           2003        307.04
                       301.09
                       311.21
                       321.76
                       327.16
                       341.02
                       335.79
                       322.82
                       323.85
                       325.99
                       330.72
                       349.66
                       359.17
                       361.64
                       346.54
                       357.15
                        355.9
                       354.66
                       335.43
                       340.67
                        334.3
                       326.87
                       331.87
                       350.48
           2005        339.13
                       348.95
                       346.92
                       358.57
                       361.47
                       359.92
                       368.09
                       366.04
                       363.77
                       352.77
                        355.5
                       367.49
                       372.65
                       375.53
                       370.66
                       358.73
                       350.62
                       350.69
                       369.62
                       379.54
                       384.92
                       384.07

Source: Bloomberg L.P.

THE INDEXES
--------------------------------------------------------------------------------

THE S&P 500(R) CONSUMER DISCRETIONARY INDEX

The S&P 500 Consumer Discretionary Index (Symbol: "S5COND") is a capitalization-weighted index that encompasses industries that tend to be the most sensitive to economic cycles. Its manufacturing segment includes automotive, household durable goods, textiles and apparel and leisure equipment, while the services segment includes hotels, restaurants and other leisure facilities, media production and services, and consumer retailing and services.

Set forth below is a list of the securities comprising the S&P 500 Consumer Discretionary Index as of October 3, 2006, together with their respective symbols, exchange and weightings:

 COMPANY NAME                                     SYMBOL          % WEIGHTING              SECTOR
----------------------------------------------------------------------------------------------------------
 Comcast Corporation                              CMCSA              6.31%          Communications
 The Home Depot, Inc.                             HD                 6.19%          Consumer, Cyclical
 Time Warner Inc.                                 TWX                6.07%          Communications
 The Walt Disney Company                          DIS                5.27%          Communications
 Target Corporation                               TGT                3.97%          Consumer, Cyclical
 McDonald's Corporation                           MCD                3.96%          Consumer, Cyclical
 News Corporation                                 NWS                3.71%          Communications
 Lowe's Companies, Inc.                           LOW                3.56%          Consumer, Cyclical
 Viacom Inc.                                      VIA                2.20%          Communications
 Starbucks Corporation                            SBUX               2.09%          Consumer, Cyclical
 Federated Department Stores, Inc.                FD                 1.92%          Consumer, Cyclical
 Best Buy Co., Inc.                               BBY                1.81%          Consumer, Cyclical
 CBS Corporation - Class B                        CBS                1.81%          Communications
 Kohl's Corporation                               KSS                1.80%          Consumer, Cyclical
 Carnival Corporation                             CCL                1.74%          Consumer, Cyclical
 The Mcgraw-Hill Companies, Inc.                  MHP                1.66%          Communications
 General Motors Corporation                       GM                 1.54%          Consumer, Cyclical
 Staples Inc.                                     SPLS               1.51%          Consumer, Cyclical
 Nike, Inc.                                       NKE                1.37%          Consumer, Cyclical
 Harley-Davidson, Inc.                            HOG                1.35%          Consumer, Cyclical
 OMNICOM Group Inc.                               OMC                1.31%          Communications
 J. C. Penney Company, Inc.                       JCP                1.27%          Consumer, Cyclical
 Ford Motor Company                               F                  1.26%          Consumer, Cyclical
 Clear Channel Communications, Inc.               CCU                1.18%          Communications
 YUM! Brands, Inc.                                YUM                1.17%          Consumer, Cyclical
 Johnson Controls, Inc.                           JCI                1.16%          Consumer, Cyclical
 International Game Technology                    IGT                1.14%          Consumer, Cyclical
 Harrah's Entertainment, Inc.                     HET                1.13%          Consumer, Cyclical
 Gannett Co., Inc.                                GCI                1.09%          Communications
 Sears Holdings Corporation                       SHLD               1.08%          Consumer, Cyclical
 Marriott International, Inc.                     MAR                1.06%          Consumer, Cyclical
 The TJX Companies, Inc.                          TJX                1.03%          Consumer, Cyclical
 COACH, Inc.                                      COH                1.03%          Consumer, Cyclical
 Starwood Hotels & Resorts Worldwide, Inc.        HOT                1.03%          Consumer, Cyclical
 Office Depot.                                    ODP                0.93%          Consumer, Cyclical
 Fortune Brands, Inc.                             FO                 0.91%          Consumer, Non-cyclical
 Bed Bath & Beyond Inc.                           BBBY               0.91%          Consumer, Cyclical
 Hilton Hotels Corporation                        HLT                0.87%          Consumer, Cyclical
 The Gap Inc.                                     GPS                0.84%          Consumer, Cyclical
 Nordstrom, Inc.                                  JWN                0.82%          Consumer, Cyclical
 Amazon.com, Inc.                                 AMZN               0.81%          Communications
 Limited Brands, Inc.                             LTD                0.76%          Consumer, Cyclical
 Univision Communications Inc.                    UVN                0.70%          Communications
 Newell Rubbermaid Inc.                           NWL                0.65%          Consumer, Cyclical
 Mattel, Inc.                                     MAT                0.61%          Consumer, Cyclical
 Genuine Parts Company                            GPC                0.60%          Consumer, Cyclical

THE INDEXES
--------------------------------------------------------------------------------

 COMPANY NAME                                     SYMBOL          % WEIGHTING               SECTOR
-----------------------------------------------------------------------------------------------------------
 Apollo Group, Inc.                               APOL               0.58%           Consumer, Non-cyclical
 H&R Block, Inc.                                  HRB                0.56%           Consumer, Non-cyclical
 Pulte Homes, Inc.                                PHM                0.55%           Consumer, Cyclical
 V.F. Corporation                                 VFC                0.54%           Consumer, Cyclical
 Whirlpool Corporation                            WHR                0.54%           Consumer, Cyclical
 D.R. Horton, Inc.                                DHI                0.52%           Consumer, Cyclical
 Eastman Kodak Company                            EK                 0.52%           Industrial
 Darden Restaurants, Inc.                         DRI                0.52%           Consumer, Cyclical
 Centex Corporation                               CTX                0.51%           Consumer, Cyclical
 The Sherwin-Williams Company                     SHW                0.51%           Basic Materials
 Tribune Company                                  TRB                0.51%           Communications
 Lennar Corporation                               LEN                0.51%           Consumer, Cyclical
 Black & Decker Corporation                       BDK                0.49%           Industrial
 Wyndham Worldwide Corporation                    WYN                0.46%           Consumer, Cyclical
 Autozone, Inc.                                   AZO                0.45%           Consumer, Cyclical
 Harman International Industries, Incorporated    HAR                0.44%           Consumer, Cyclical
 Tiffany & Co.                                    TIF                0.38%           Consumer, Cyclical
 Leggett & Platt, Incorporated                    LEG                0.37%           Industrial
 Family Dollar Stores, Inc.                       FDO                0.36%           Consumer, Cyclical
 The Interpublic Group of Companies, Inc.         IPG                0.35%           Communications
 Dollar General Corporation                       DG                 0.35%           Consumer, Cyclical
 Liz Claiborne, Inc.                              LIZ                0.33%           Consumer, Cyclical
 The Stanley Works                                SWK                0.33%           Industrial
 The E.W. Scripps Company                         SSP                0.33%           Communications
 Wendy's International, Inc.                      WEN                0.32%           Consumer, Cyclical
 Hasbro, Inc.                                     HAS                0.30%           Consumer, Cyclical
 Jones Apparel Group, Inc.                        JNY                0.30%           Consumer, Cyclical
 Circuit City Stores, Inc.                        CC                 0.29%           Consumer, Cyclical
 KB Home                                          KBH                0.28%           Consumer, Cyclical
 New York Times Company                           NYT                0.27%           Communications
 AutoNation, Inc.                                 AN                 0.26%           Consumer, Cyclical
 Officemax Incorporated                           OMX                0.25%           Consumer, Cyclical
 Brunswick Corporation                            BC                 0.24%           Consumer, Cyclical
 Radioshack Corporation                           RSH                0.22%           Consumer, Cyclical
 Snap-On Incorporated                             SNA                0.21%           Industrial
 The Goodyear Tire & Rubber Company               GT                 0.21%           Consumer, Cyclical
 Big Lot, Inc.                                    BIG                0.18%           Consumer, Cyclical
 Dow Jones & Company, Inc.                        DJ                 0.18%           Communications
 Dillard's Inc.                                   DDS                0.16%           Consumer, Cyclical
 Meredith Corporation                             MDP                0.16%           Communications

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) CONSUMER DISCRETIONARY INDEX

Any historical upward or downward trend in the value of the S&P 500 Consumer Discretionary Index during any period shown below is not an indication that the value of the S&P 500 Consumer Discretionary Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the S&P 500 Consumer Discretionary Index. UBS cannot make any assurance that the future performance of the S&P 500 Consumer Discretionary Index or the constituent stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the S&P 500 Consumer Discretionary Index on October 3, 2006 was 278.93. The actual Index Starting Level of the S&P 500 Consumer Discretionary Index will be the closing level of the Index on the trade date.

THE INDEXES
--------------------------------------------------------------------------------

The graph below illustrates the performance of the S&P 500 Consumer Discretionary Index from September 29, 1989 through October 3, 2006.

         [The data below represent a line graph in the printed document]

           1989         75.86
                        72.21
                         71.7
                         71.2
                        66.46
                        67.68
                        69.68
                        67.07
                        74.26
                        73.78
                        69.58
                        60.89
                        55.66
                        53.75
                           59
                        60.57
           1991         65.92
                        70.56
                         73.4
                        74.16
                        79.97
                        75.45
                        78.61
                        80.45
                        78.44
                        76.97
                        74.46
                        83.74
                        85.58
                        89.34
                        88.08
                        88.65
                        88.48
                        88.07
                        90.17
                        87.79
                         89.8
                        91.61
                        97.99
                        98.37
           1993        102.06
                       101.58
                       104.37
                        98.23
                       102.42
                        99.99
                       101.41
                       104.38
                       103.69
                       111.31
                        112.5
                       110.96
                       113.97
                       112.84
                       106.48
                       106.13
                       105.64
                       103.03
                       105.42
                       106.92
                       102.52
                       103.01
                       100.23
                          100
           1995        100.65
                       104.06
                        107.2
                       105.76
                       110.48
                       113.39
                       117.13
                       114.51
                       115.94
                       110.37
                       117.23
                       118.19
                       120.58
                       122.48
                       127.45
                       130.45
                       134.27
                       131.73
                       122.55
                       126.65
                       129.43
                       130.42
                       136.42
                       130.65
           1997        133.71
                       137.68
                       135.07
                       140.32
                       146.62
                       151.47
                       163.18
                       157.33
                       165.34
                       161.72
                       168.72
                       172.88
                       175.07
                       192.16
                       204.16
                       208.85
                       215.68
                       224.47
                       223.03
                       188.62
                       186.95
                       208.39
                       224.08
                       241.27
           1999        254.82
                       255.19
                       266.45
                       273.29
                        261.4
                       276.92
                       260.68
                       251.51
                       252.69
                       270.49
                       273.08
                       299.31
                       274.28
                       258.28
                       287.63
                       281.93
                       268.98
                       262.26
                       259.08
                       253.94
                       248.41
                        243.6
                       229.23
                       237.25
           2001        269.28
                       248.39
                       236.77
                       257.03
                       264.08
                       259.98
                       260.73
                       233.02
                       203.44
                       208.07
                       236.22
                       241.88
                       237.15
                       242.59
                       246.95
                       236.88
                        236.3
                       217.17
                       191.61
                       196.53
                       179.51
                       191.08
                       200.33
                       182.75
           2003        176.73
                       175.15
                       179.84
                       200.62
                       210.72
                       213.71
                       218.29
                       229.08
                        218.1
                        237.5
                       239.51
                        248.7
                       246.66
                       251.65
                       251.26
                       247.25
                       248.89
                       250.04
                       240.04
                       239.65
                       246.57
                       256.54
                       266.66
                        278.9
           2005        267.24
                       265.87
                       262.45
                       245.42
                       259.66
                       259.29
                       273.76
                       264.15
                       256.41
                       251.24
                       260.78
                       258.39
                       262.83
                       264.43
                       265.34
                       268.71
                       264.37
                       263.41
                       254.48
                       259.25
                       275.84
                       278.93

Source: Bloomberg L.P.

THE INDEXES
--------------------------------------------------------------------------------

HISTORICAL COMPARATIVE PERFORMANCE OF THE LONG INDEX AND THE SHORT INDEX

The graph below illustrates the historical performance of the Long Index contrasted against the historical performance of the Short Index, for the period beginning September 29, 1989 and ending October 3, 2006.

         [The data below represent a line graph in the printed document]

           1989           100           100
                       100.69         95.19
                       105.44         94.52
                       106.19         93.86
                         99.2         87.61
                        96.39         89.22
                        99.62         91.85
                        99.88         88.41
                        112.7         97.89
                       117.61         97.26
                       121.18         91.72
                       111.77         80.27
                       107.38         73.37
                       109.09         70.85
                       119.14         77.77
                       121.21         79.84
           1991        125.42          86.9
                       136.92         93.01
                       143.45         96.76
                        142.6         97.76
                       148.08        105.42
                       141.83         99.46
                       152.96        103.63
                       156.97        106.05
                        154.4         103.4
                       161.93        101.46
                       156.91         98.15
                       182.06        110.39
                       169.15        112.81
                       166.49        117.77
                       157.95        116.11
                       157.12        116.86
                       157.08        116.64
                        149.5         116.1
                       158.69        118.86
                       152.86        115.73
                        144.5        118.38
                       148.25        120.76
                       152.04        129.17
                       149.14        129.67
           1993        137.06        134.54
                       127.07         133.9
                       127.91        137.58
                       130.34        129.49
                       132.99        135.01
                       128.04        131.81
                       118.18        133.68
                       122.61         137.6
                       121.22        136.69
                       127.86        146.73
                       130.67         148.3
                       132.77        146.27
                       133.25        150.24
                       125.01        148.75
                       117.69        140.36
                       121.38         139.9
                       128.38        139.26
                       124.56        135.82
                       126.12        138.97
                       140.35        140.94
                       142.97        135.14
                        144.4        135.79
                       145.43        132.12
                       146.35        131.82
           1995        155.67        132.68
                       157.47        137.17
                       161.83        141.31
                       165.87        139.41
                       169.68        145.64
                        176.7        149.47
                       184.88         154.4
                       184.14        150.95
                          200        152.83
                       205.33        145.49
                       214.99        154.53
                       226.11         155.8
                       238.37        158.95
                       234.27        161.46
                       234.01        168.01
                       229.46        171.96
                       238.42           177
                        242.6        173.65
                       230.57        161.55
                       238.78        166.95
                       258.04        170.62
                       259.86        171.92
                       281.16        179.83
                       268.54        172.23
           1997         297.5        176.26
                       301.26        181.49
                       280.58        178.05
                       303.32        184.97
                       321.31        193.28
                       350.93        199.67
                       357.44        215.11
                       328.67         207.4
                       347.27        217.95
                       350.42        213.18
                       365.17        222.41
                       380.39        227.89
                       406.54        230.78
                       428.33        253.31
                       443.55        269.13
                       453.71        275.31
                       444.12        284.31
                       475.93         295.9
                       477.77           294
                       423.64        248.64
                       473.04        246.44
                       489.54         274.7
                       518.94        295.39
                       541.26        318.05
           1999        538.96        335.91
                       543.35         336.4
                       555.79        351.24
                       518.45        360.26
                       503.04        344.58
                        525.7        365.04
                       496.39        343.63
                       512.48        331.54
                       470.58         333.1
                       522.27        356.56
                       525.27        359.98
                       478.24        394.56
                       506.23        361.56
                       453.07        340.47
                       477.48        379.16
                       515.02        371.65
                       542.81        354.57
                       587.85        345.72
                       554.54        341.52
                       557.32        334.75
                       584.96        327.46
                          606        321.12
                       631.06        302.18
                       648.21        312.75
           2001         594.8        354.97
                       595.49        327.43
                       550.91        312.11
                       565.55        338.82
                       571.37        348.11
                       544.78        342.71
                       573.61         343.7
                       552.23        307.17
                       560.21        268.18
                          557        274.28
                       583.29        311.39
                       564.31        318.85
                       558.98        312.62
                        559.9        319.79
                       560.72        325.53
                        525.6        312.26
                       514.71        311.49
                       467.14        286.28
                       456.97        252.58
                       461.82        259.07
                       431.83        236.63
                       457.19        251.89
                       468.75        264.08
                        451.6         240.9
           2003        449.35        232.97
                       440.64        230.89
                       455.45        237.07
                       470.89        264.46
                       478.79        277.77
                       499.08        281.72
                       491.42        287.75
                       472.44        301.98
                       473.95         287.5
                       477.08        313.08
                          484        315.73
                       511.72        327.84
                       525.64        325.15
                       529.26        331.73
                       507.16        331.22
                       522.68        325.93
                       520.85        328.09
                       519.04        329.61
                        490.9        316.42
                       498.57        315.91
                       489.24        325.03
                       478.37        338.18
                       485.69        351.52
                       512.92        367.65
           2005        496.31        352.28
                       510.68        350.47
                       507.71        345.97
                       524.76        323.52
                       529.01        342.29
                       526.74         341.8
                       538.69        360.88
                       535.69        348.21
                       532.37           338
                       516.27        331.19
                       520.27        343.76
                       537.82        340.61
                       545.37        346.47
                       549.58        348.58
                       542.46        349.78
                          525        354.22
                       513.13         348.5
                       513.23        347.23
                       540.93        335.46
                       555.45        341.75
                       563.33        363.62
                       562.08        367.69

Source: Bloomberg L.P.

The table below represents the annual performance value for each Index for each year, beginning with 1990 through October 3, 2006.

                                        S&P 500
                      S&P 500           CONSUMER         RELATIVE
                      HEALTHCARE      DISCRETIONARY     PERFORMANCE
       YEAR             INDEX             INDEX            VALUE
      -------         ---------       ------------      -----------
       1990               14.14%           -14.93%           29.07%
       1991               50.21%            38.25%           11.95%
       1992              -18.08%            17.47%          -35.55%
       1993              -10.98%            12.80%          -23.78%
       1994               10.23%            -9.88%           20.11%
       1995               54.50%            18.19%           36.31%
       1996               18.76%            10.54%            8.22%
       1997               41.65%            32.32%            9.33%
       1998               42.29%            39.56%            2.73%
       1999              -11.64%            24.06%          -35.70%
       2000               35.54%           -20.73%           56.28%
       2001              -12.94%             1.95%          -14.90%
       2002              -19.97%           -24.45%            4.47%
       2003               13.31%            36.09%          -22.77%
       2004                0.23%            12.14%          -11.91%
       2005                4.85%            -7.35%           12.21%
     2006 ytd              4.51%             7.95%           -3.44%

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the comparative performance of the Long Index and the Short Index during the term of the Notes.

     o If the Long Index Return is greater than the Short Index Return, you will receive an amount per Note calculated as follows:

         $10 + ($10 x Participation Rate x Relative Performance Amount).

     o If the Long Index Return and Short Index Return are equal, you will receive $10 per Note.

     o If the Short Index Return is greater than the Long Index Return, you will receive an amount per Note calculated as follows (because the Relative Performance Amount will be negative, you will receive less than $10 per Note, but in no event will you lose more than your principal):

                   $10 + ($10 x Relative Performance Amount).

The Notes do not guarantee any return of principal at maturity. You may lose some or all of your investment if the Long Index does not outperform the Short Index. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-3 and "Specific Terms of the Notes--Payment at Maturity" on page S-21.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Indexes on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Indexes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Long Index" mean the S&P 500 Health Care Index and references to "Short Index" mean the S&P 500 Consumer Discretionary Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes determined as follows.

     o If the Long Index Return is greater than the Short Index Return, you will receive an amount per Note calculated as follows:

         $10 + ($10 x Participation Rate x Relative Performance Amount).

     o If the Long Index Return and Short Index Return are equal, you will receive $10 per Note.

     o If the Short Index Return is greater than the Long Index Return, you will receive an amount per Note calculated as follows (because the Relative Performance Amount will be negative, you will receive less than $10 per Note, but in no event will you lose more than your principal):

                   $10 + ($10 x Relative Performance Amount).

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Participation Rate" will be 137% to 152%, to be determined on the trade date.

The "Relative Performance Amount" will be calculated as follows:

                     Long Index Return - Short Index Return

The "Index Return" (the "Long Index Return" and the "Short Index Return") for each Index will be determined as follows:

                    Index Ending Level - Index Starting Level
                    -----------------------------------------
                              Index Starting Level

The "Index Starting Level" will be the closing level of each respective Index on ar about October 25, 2006 (the "trade date").

The "Index Ending Level" will be the closing level of each respective Index on or about April 24, 2008 (the "final valuation date").

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE LONG INDEX DOES NOT OUTPERFORM THE SHORT INDEX.

MATURITY DATE

The maturity date will be on or about April 30, 2008 (a term of 18 months), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fourth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fourth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about April 24, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in the market

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

     or markets where such Index Constituent Stocks are traded, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to either Index or a material number of Index Constituent Stocks in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market or markets, as determined by the calculation agent in its sole discretion;

> either Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision permanently to discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stock.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEXES; ALTERATION OF METHOD OF CALCULATION

If S&P discontinues publication of either of the Indexes and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index then the calculation agent will determine the Relative Performance Amount, Index Return, Index Starting Level, Index Ending Level and the amount payable at maturity by reference to such successor index.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the calculation agent determines that the publication of either of the Indexes is discontinued and that there is no successor index on any date when the value of the discontinued Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in either of the Indexes or the method of calculating either of the Indexes has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by S&P under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the constituent stocks of such Index or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Relative Performance Amount, Index Return, Index Starting Level, Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the affected Index that it believes are appropriate to ensure that the Relative Performance Amount used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Relative Performance Amount, Index Return, Index Starting Level, Index Ending Level, the amount payable at maturity or otherwise relating to the level of the affected Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Relative Performance Amount, the Index Return, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Indexes or the market price of gold and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Indexes prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Indexes or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Indexes or indices designed to track the performance of the Indexes, or other components of equity markets related to the Index Constituent Stocks.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2006 (UNAUDITED)                               CHF          USD
--------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt
  Debt issued(1) ......................................     287,245      234,677
                                                            -------      -------
  Total Debt ..........................................     287,245      234,677
Minority Interest(2) ..................................       6,061        4,952
Shareholders' Equity ..................................      45,465       37,145
                                                            -------      -------
Total capitalization ..................................     338,771      276,774
                                                            =======      =======

--------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.81699.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

   o  a dealer in securities,

   o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

   o  a bank,

   o  a life insurance company,

   o  a tax-exempt organization,

   o a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

   o United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders'" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract relating to the S&P 500 Health Care Index and the S&P 500 Consumer Discretionary Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

   o payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

   o the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

   o  fails to provide an accurate taxpayer identification number,

   o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

   o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   o the proceeds are transferred to an account maintained by you in the United States,

   o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

   o  a United States person,

   o  a controlled foreign corporation for United States tax purposes,

   o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

   o  a foreign partnership, if at any time during its tax year:

      o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.50% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fourth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that we expect the Notes initially to settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...............     S-1
Risk Factors ................................     S-7
The Indexes .................................    S-12
Valuation of the Notes ......................    S-20
Specific Terms of the Notes .................    S-21
Use of Proceeds and Hedging .................    S-26
Capitalization of UBS .......................    S-27
Supplemental Tax Considerations .............    S-28
ERISA Considerations ........................    S-32
Supplemental Plan of Distribution ...........    S-33

PROSPECTUS

Introduction ................................       3
Cautionary Note Regarding Forward-
  Looking Information .......................       5
Incorporation of Information About
  UBS AG ....................................       7
Where You Can Find More Information .........       8
Presentation of Financial Information .......       9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others .....................      10
Capitalization of UBS .......................      10
UBS .........................................      11
Use of Proceeds .............................      13
Description of Debt Securities We May
  Offer .....................................      14
Description of Warrants We May Offer ........      36
Legal Ownership and Book-Entry
  Issuance ..................................      53
Considerations Relating to Indexed
  Securities ................................      59
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .............      62
U.S. Tax Considerations .....................      65
Tax Considerations Under the Laws of
  Switzerland ...............................      76
ERISA Considerations ........................      78
Plan of Distribution ........................      79
Validity of the Securities ..................      82
Experts .....................................      82


[LOGO OMITTED] UBS

Relative Performance
Securities


UBS AG $O RELATIVE PERFORMANCE
SECURITIES
LINKED TO THE RELATIVE PERFORMANCE OF
THE S&P 500(R) HEALTH CARE INDEX AND
THE S&P 500(R) CONSUMER DISCRETIONARY
INDEX DUE ON OR ABOUT APRIL 30, 2008


PROSPECTUS SUPPLEMENT


OCTOBER o, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)



UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.